Exhibit 10.6
EXECUTION COPY
AGREEMENT AND DECLARATION OF TRUST
     This Agreement and Declaration of Trust (this “Agreement”) is entered into as of December 18, 2003, by and between Kansas City Cable Partners, a Colorado general partnership (the “Grantor”), and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee hereunder (the “Delaware Trustee”).
     WHEREAS, the Grantor and the Delaware Trustee desire to form a trust (the “Trust”) in accordance with the applicable provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq., as amended (the “Trust Act”), and intend that this Agreement constitute the “governing instrument” of the Trust;
     WHEREAS, the Grantor has entered into that certain Agreement of Merger and Transaction Agreement, dated as of December 1, 2003 (as amended from time to time, the “Transaction Agreement”), among the Grantor, Texas Cable Partners, L.P., a Delaware limited partnership (“TCP”), Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership, TWE-A/N Texas Cable Partners General Partner LLC, a Delaware limited liability company, Time Warner Entertainment Company, L.P., a Delaware limited partnership, TCI Texas Cable Holdings LLC, a Colorado limited liability company, TCI Texas Cable, Inc., a Colorado corporation, TCI of Missouri, Inc. (formerly known as Liberty Cable of Missouri, Inc.), a Missouri corporation, TCI of Overland Park, Inc., a Kansas corporation, Comcast Corporation, a Pennsylvania corporation (solely for purposes of being bound by Sections 3 and 6(p) thereof), and Time Warner Cable Inc., a Delaware corporation (solely for purposes of being bound by Sections 3 and 6(p) thereof);

WHEREAS, the Transaction Agreement provides for the merger of KCCP with and into TCP (the “Merger”), with TCP as the surviving limited partnership (the “Combined Partnership”);
     WHEREAS, pursuant to Section 1(b) of the Transaction Agreement, the Grantor has agreed to transfer all of the KCCP Assets (as defined herein), subject to all of the KCCP Liabilities (as defined herein), to the Trust prior to the Merger pursuant to an Assignment, Assumption & Indemnity Agreement substantially in the form attached to the Transaction Agreement as Exhibit B (the “Transfer Agreement”); and
     WHEREAS, upon the consummation of the Merger, the Combined Partnership shall succeed to all of the Grantor’s rights, powers, duties and obligations under this Agreement.
     Certain capitalized terms used in this Agreement are defined in Section 13 of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. ORGANIZATION.
          (a) Name. The name of this trust is “KCCP Trust.” The Trust may change its name to any other name or names selected by the Grantor.
     (b) Principal Office. The principal office of the Trust shall be in the care of the Grantor at 290 Harbor Drive, Stamford, CT 06902, or such other place inside or outside the State of Delaware as the Grantor may designate from time to time. The Grantor shall give prompt notice of any such change to the Delaware Trustee.

          (c) Purposes. The purposes of the Trust shall be, as determined from time to time by the Grantor, to acquire, hold and transfer or otherwise dispose of the Assets of the Trust and engage in any lawful activity for which a statutory trust may be organized under the Trust Act.
          (d) Delaware Trustee. The address of the Delaware Trustee in Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is appointed to serve as the trustee of the Trust in Delaware for the sole purpose of satisfying the requirements of Section 3807 of the Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. The Delaware Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the Trust but only upon the terms of this Agreement. It is understood and agreed by the parties hereto that the Delaware Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Trust Act and shall have no implied rights, obligations and liabilities with respect to the affairs of the Trust. Notwithstanding any other provision contained herein, unless specifically directed by the Grantor and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions relating to, or possess any authority independently to manage or control, the business of the Trust. In no event shall the Delaware Trustee have any liability for the acts or omissions of the Grantor. The rights and duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in Delaware and (ii) the execution, delivery, acknowledgement and filing of any documents necessary to form and maintain the Trust as required by the Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or Grantor, it is hereby understood and agreed by the parties hereto, including Grantor, that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Grantor shall reasonably keep the Delaware Trustee informed of any actions taken by the Grantor with respect to the Trust that affect the rights, obligations or liabilities of the Delaware Trustee hereunder or under the Trust Act.
          (e) Declaration of Trust. The Grantor hereby acknowledges that in accordance with Section 1(b) of the Transaction Agreement, and pursuant to the Transfer Agreement and subject to the terms set forth therein, it shall assign, transfer or otherwise convey to the Trust for the benefit of the Holders all of the KCCP Assets, and the Trust shall accept such assignment, transfer and conveyance of the KCCP Assets and assume all of the KCCP Liabilities. It is the intention of the parties hereto that the Trust be a statutory trust under the Trust Act. The Delaware Trustee shall execute and file a Certificate of Trust pursuant to Section 3810 of the Trust Act in the form attached hereto as Exhibit A. The Delaware Trustee at the direction of the Grantor is hereby authorized to execute any amendment or restatement of the Certificate of Trust so long as such amendment or restatement is not inconsistent with the provisions hereof. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company.
          (f) No Individual Ownership. Title to all of the Assets of the Trust shall be vested in the Trust until disposed of by the Trust upon dissolution or otherwise; provided, however, if the applicable laws of any jurisdiction require that title to any part of the Assets of the Trust be vested in a trustee of the Trust, then title to that part of the Assets of the Trust shall be vested in a trustee appointed by the Grantor to the extent so required.
          (g) Tax Treatment. The parties hereby agree that the Trust shall be treated as a “grantor trust” or, in the event the Trust shall be engaged in the conduct of a business for profit, as a business entity that is disregarded as separate from Grantor for purposes of the U.S. Federal, state and local tax laws, and further agree: (i) not to take any position (or cause the Trust to do so), in a tax return or otherwise, or take any other action, that is inconsistent with such treatment; and (ii) to take all commercially reasonable actions necessary to cause the Trust to be so treated, in each case, unless there is a Final Determination or a change in applicable law (including a revenue ruling or other similar pronouncement) that causes the Trust not to be treated in the manner described in this Section 1(g).
     2. POWER & AUTHORITY. Pursuant to Section 3806 of the Trust Act, except as set forth in Section 1(d) above, the Trust shall be administered by the Grantor in accordance with the provisions of this Agreement and the Combined Partnership Agreement and the Delaware Trustee hereby delegates its authority over the administration of the Trust to the Grantor. The Grantor shall have and may exercise, at any time, in the name of the Trust or on the Trust’s behalf the following powers and authorities, in each case, subject to the limitations that the Combined Partnership is subject to under the Combined Partnership Agreement:
          (a) Combined Partnership Activities. To engage in all activities and transactions which the Combined Partnership is permitted to engage in pursuant to Section 2.3 of the Combined Partnership Agreement, subject to the limitations set forth in the Combined Partnership Agreement.
          (b) Financing. To borrow or in any other manner raise money for the purposes and on the terms it determines, and to evidence the same by issuance of any Securities of the Trust, which may have such provisions as the Grantor determines; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such Securities of the Trust, contracts or obligations (including guaranties, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.
          (c) Loans. To lend money or other Trust Property on such terms, for such purposes and to such Persons (including, without limitation, the Grantor or any entity wholly or partially owned by the Trust) as the Grantor may determine.
          (d) Issuance of Securities. In connection with any transaction permitted under Section 2(b) of this Agreement, to create and authorize the issuance, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Grantor may determine; to issue any type of Securities of the Trust, and any options, warrants, or rights to subscribe therefor, to such Persons for such consideration (or without consideration), at such time or times, in such manner and on such terms as the Grantor may determine; and to purchase, redeem or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.
          (e) Distributions. To declare and pay distributions in cash or in kind to the Holders, subject to the provisions of Section 4 hereof.
          (f) Sale, Disposition and Use of Trust Property. To sell, license, assign, grant security interests in, encumber, negotiate, grant options with respect to, convey, transfer (including transfers to the Grantor or entities wholly or partially owned by the Trust) or otherwise dispose of any or all of the Trust Property by assignments, bills of sale, transfers, licenses, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust by the Grantor or one or more duly authorized agents of the Trust, on such terms as the Grantor deems appropriate; and to give consents and make contracts relating to the Trust Property and its use or other matters.
          (g) General Manager. To delegate to one or more Persons (including the general manager of the Grantor or any Affiliate of the Grantor) such authority and duties with respect to the management of the Trust, including without limitation the operation, maintenance and supervision of the cable television systems owned by the Trust, as the Grantor may deem advisable; to cause the Trust to enter into a management agreement substantially in the form of Exhibit B attached hereto (the “Management Agreement”); and to cause the Trust to perform its obligations thereunder.
          (h) Further Powers. To do all other actions and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that it deems necessary, useful or desirable to carry on the activities of the Trust or to carry out the provisions of this Agreement, even if such powers are not specifically provided for herein.
     3. BENEFICIAL OWNERSHIP; TRUST CERTIFICATES AND TRANSFER OF INTERESTS.
          (a) Ownership Interests. The units into which beneficial interest in the Trust are divided shall be designated as “Ownership Interests.” Ownership Interests shall be expressed as a percentage beneficial interest in the Assets of the Trust. Ownership Interests in the Trust shall be represented by Trust Certificates (each a, “Trust Certificate”) substantially in the form of Exhibit C attached hereto.
          (b) Initial Ownership. The Grantor shall initially be the sole owner of the Ownership Interests.
          (c) Limitation on Issuance of Securities. The Grantor shall not issue any Securities of the Trust, including any Ownership Interests, to any Person other than in connection with a financing transaction permitted under Section 2(b) of this Agreement.
          (d) Issuance of Trust Certificate.
     (i) As of the date hereof, the Registrar has issued and delivered to the Grantor a Trust Certificate in the name of the Grantor evidencing 100% of the Ownership Interests.
     (ii) Each Trust Certificate shall be executed by manual or facsimile signature by an authorized officer of the Registrar. Trust Certificates bearing the signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Registrar shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate or does not hold such office at the date of such Trust Certificate. Each Trust Certificate shall be dated the date of its issuance.
          (e) Registration and Transfer of Trust Certificates.
               (i) The Person who shall maintain the Trust’s certificate register shall be referred to herein as the “Registrar.” The Registrar shall maintain at its office a certificate register for the registration and transfer of Trust Certificates as herein provided. The Grantor shall be the initial Registrar.
               (ii) A Holder may transfer all or any portion of the beneficial interest in the Trust evidenced by such Holder’s Trust Certificate upon surrender thereof to the Registrar accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition any transferee of a Trust Certificate shall execute and deliver to the Registrar (1) a letter, in a form and substance satisfactory to the Registrar, agreeing to be bound by the terms of this Agreement and (2) if requested by the Registrar, a written opinion of counsel in form and substance satisfactory to the Registrar to the effect that the proposed transfer may be effected without registration under any state or Federal securities laws.
               (iii) Upon receipt of the documents set forth in Section 3(e)(ii) above, including the surrender of the Trust Certificate, the Registrar shall record in the certificate register the name of the designated transferee as a Holder and shall execute on behalf of the Trust, authenticate, deliver and issue to such transferee a new Trust Certificate evidencing the Ownership Interests transferred to the transferee. Subsequent to a transfer and upon the issuance of the new Trust Certificate, the Registrar shall cancel and destroy the Trust Certificate surrendered to it in connection with such transfer. The Registrar may treat the Person in whose name any Trust Certificate is registered as the sole owner of the Ownership Interests in the Trust evidenced by such Trust Certificate.
               (iv) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.
          (f) Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (1) any mutilated Trust Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (2) there is delivered to the Registrar proof of such ownership satisfactory to the Registrar, and such security or indemnity as may be required by it to indemnify and hold the Registrar harmless, then the Registrar shall execute on behalf of the Trust, and shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a replacement Trust Certificate representing the same Ownership Interest in the Trust as such mutilated, destroyed, lost or stolen Trust Certificate. Such substitute Trust Certificate shall constitute for all purposes a substitute for the original Trust Certificate, which original Trust Certificate shall be deemed canceled and the books and records of the Registrar shall indicate such cancellation.

     4. DISTRIBUTIONS.
          (a) A Holder shall be entitled to receive distributions from time to time as may be declared by the Grantor in its sole discretion in proportion to such Holder’s Ownership Interests. All distributions to be made to Holders under this Agreement shall be from the income, proceeds or assets of the Trust Property.
          (b) A Holder may assign all or any part of its right to receive distributions hereunder, but in the absence of a transfer pursuant to Section 3(e) above, such assignment shall effect no change in the ownership of the Trust.
     5. CONCERNING THE DELAWARE TRUSTEE.
          (a) Selection. The Delaware Trustee, and any successor Delaware Trustee, shall be either a natural person who is a resident of the State of Delaware or a legal entity having its principal place of business in the State of Delaware, in each case appointed by the Grantor.
          (b) Removal, Resignation and Replacement. The Grantor may at any time remove the Delaware Trustee by giving thirty (30) days written notice thereof to the Delaware Trustee, such removal to be effective upon the appointment of a successor Delaware Trustee. The rights and duties of the Delaware Trustee hereunder (other than the Delaware Trustee’s rights to receive payments to the extent accrued prior to termination and to be indemnified hereunder) shall terminate upon the incapacity to act, death or bankruptcy or other insolvency of the Delaware Trustee. No interest in the Trust Property, nor any of the rights and duties of an incapacitated, deceased, bankrupt or insolvent Delaware Trustee, may be transferred by the Delaware Trustee by will, devise, succession or in any other manner except as provided in this Agreement. The Delaware

Trustee may resign by giving sixty (60) days advance written notice of resignation to the Grantor, provided that the Delaware Trustee agrees that any such resignation shall not become effective until a successor Delaware Trustee has been appointed. In the event of the Delaware Trustee’s resignation, removal, incapacity to act, death or bankruptcy or other insolvency, the Delaware Trustee shall be succeeded by a successor trustee chosen by the Grantor in compliance with the terms of this Agreement. Any successor Delaware Trustee shall succeed to all of the rights and obligations of the Delaware Trustee replaced hereunder upon execution by such successor trustee of a counterpart of this Agreement. A successor Delaware Trustee shall not be liable for breaches of this Agreement committed by a predecessor Delaware Trustee.
          (c) Compensation. In consideration for providing services hereunder, the Delaware Trustee shall be entitled to receive compensation from the Trust in an amount set forth in a fee agreement to be entered into by the Delaware Trustee and the Trust. Such compensation shall be payable by the Trust in the manner set forth in such fee agreement. The parties hereby acknowledge and agree that any obligation under this Agreement or the fee agreement to pay compensation to the Delaware Trustee shall be an obligation of the Trust and not of the Grantor.
          (d) Indemnification. The Grantor hereby agrees to indemnify the Delaware Trustee and hold the Delaware Trustee harmless against all claims, actions, proceedings, suits, costs of defense (including reasonable and customary attorneys’ and accountants’ fees and disbursements), expenses, liabilities, judgments, damages, awards and settlements asserted against or incurred by such Delaware Trustee in connection with, or in any way arising directly or indirectly from, the performance by the Delaware

Trustee of its duties under this Agreement; provided, that the indemnification provided for in this Section 5(d) shall not apply to any claims or liabilities arising from the Delaware Trustee’s Malfeasance. Except as incurred as a result of its own Malfeasance, the Delaware Trustee shall not be liable with respect to actions taken by it in reliance upon any paper, document or signature reasonably believed by it to be genuine and to have been signed by the proper party that is not in fact genuine. The Delaware Trustee shall not be liable for any error of judgment in any act done or omitted, nor for any mistake of fact or law, nor for anything which it may do or refrain from doing in accordance with this Agreement, absent the Delaware Trustee’s Malfeasance. The Delaware Trustee may consult with accountants, attorneys and other advisors, and any action taken in accordance with the advice of such advisor shall be presumptively done in good faith.
          (e) No Bond. The Delaware Trustee shall not be required to furnish a bond or other security in any jurisdiction for the faithful performance of its duties under this Agreement.
          (f) Limitation of Liability. The Delaware Trustee shall not be liable for the acts or omissions of the Grantor, nor shall the Delaware Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Grantor or the Trust under this Agreement or any related document. The Delaware Trustee shall not be personally liable under any circumstances, except for its own Malfeasance.
          (g) Merger or Consolidation of Delaware Trustee. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.
     6. ADVISORS. The Grantor shall have the right to retain such accountants, attorneys, investment bankers, managing underwriters and other advisors as are necessary or appropriate to enable the Grantor to perform in a prudent and competent manner the duties and obligations of the Grantor under this Agreement.
     7. BOOKS & RECORDS. The Grantor shall maintain such records, files and books as the Grantor, in the Grantor’s reasonable discretion, deems necessary or appropriate to enable the Grantor to carry out the terms and conditions of this Agreement and to record the actions taken by the Grantor in the performance of the Grantor’s duties under this Agreement.
     8. TERMINATION.
          (a) The Trust shall dissolve upon the earlier of (i) ten (10) years from the date hereof; (ii) the date upon which the Grantor is dissolved; or (iii) the first date upon which the Grantor revokes the Trust (any such event, a “Dissolution Event”).
          (b) None of the Holders (other than the Grantor as provided in Section 8(a)) nor the Delaware Trustee shall be entitled to dissolve or terminate the Trust.

          (c) Upon dissolution of the Trust, the Grantor shall take such action as is necessary or appropriate to deliver to the Holders, or such other party designated by the Holders, all property then held by the Trust pursuant to this Agreement, subject to satisfaction (whether by payment or reasonable provision therefor) of claims of all creditors of the Trust including, without limitation, the Delaware Trustee. The Grantor shall have a reasonable period to conclude the administration of the Trust, and shall be compensated for all reasonably necessary services performed after the dissolution date. Following completion by the Grantor of the actions required by this Section 8(c), the Grantor and the Delaware Trustee shall terminate the legal existence of the Trust by canceling the Certificate of Trust in accordance with the Trust Act.
     9. CONFIDENTIALITY. This Agreement and all matters concerning the performance, enforcement and interpretation hereof shall be kept in strict confidence by the parties, except where disclosure is required by law, rule or regulation, to carry out the express purposes and terms of this Agreement, or in connection with any claims or actions relating to this Agreement. Notwithstanding any provision in this Agreement to the contrary, any party hereto (and each officer, director, employee, representative or other agent of any such party) is permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; provided, that this Section 9 shall not permit any Person to disclose, except as otherwise set forth herein, the name of, or other information that would identify, any party to such transactions or to disclose confidential commercial or strategic information, or other proprietary information regarding such transactions not related to such tax treatment and tax structure.
     10. FIDUCIARY DUTY.
          (a) To the extent that, at law or in equity, the Grantor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any Holder, or to any other Person, the Grantor acting under this Agreement shall not be liable to the Trust, any Holder, or to any other Person for its good faith reliance on the provisions of this Agreement. In no event shall the Grantor have any liability except for its own Malfeasance in the management of the Trust. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Grantor otherwise existing at law or in equity are agreed by the parties hereto to replace completely such other duties and liabilities of the Grantor.
          (b) Unless otherwise expressly provided herein, whenever (1) a conflict of interest with respect to the subject matter hereof exists or arises between the Grantor or any of its Affiliates, on the one hand, and the Trust or any Holder, or any other Person, on the other hand, or (2) this Agreement or any other agreement contemplated herein or therein provides that the Grantor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Holder, or any other Person, the Grantor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Grantor, the resolution, action or terms so made, taken or provided by the Grantor shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Grantor at law or in equity or otherwise.
          (c) Notwithstanding any other provision of this Agreement or otherwise applicable law, whenever in this Agreement the Grantor is permitted or required to make a decision:
               (i) in its “discretion” or under a grant of similar authority, the Grantor shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, any Holder, or any other Person; or
               (ii) in its “good faith” or under another express standard, the Grantor shall act under such express standard and shall not be subject to any other or different standard.
          (d) The Grantor and any Affiliate of the Grantor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Grantor or any Affiliate of the Grantor. If the Grantor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, the Grantor shall not have any duty to communicate or offer such opportunity to the Trust, and the Grantor shall not be liable to the Trust or any Holder, for breach of any fiduciary or other duty by reason of the fact that the Grantor pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Holder, shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. The Grantor may engage or be interested in any financial or other transaction with the Trust, any Holder, or any of their respective Affiliates, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust, any Holder, or their respective Affiliates.
     11. INDEMNIFICATION BY TRUST
          (a) The Trust shall indemnify and hold harmless the Grantor, its successors, assigns, Affiliates, officers, agents, employees and partners, and the Affiliates, officers, agents and employees of the Grantor’s partners (collectively, the “Indemnified Parties”), to the fullest extent permitted by law, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Losses”) which may at any time be imposed on, incurred by, or asserted against the Indemnified Parties in any way relating to or arising out of the administration of the Trust and the Trust Property or the actions or inactions of the Grantor in its capacity as manager of the Trust, except to the extent that an Indemnified Party is found liable for an act or omission involving gross negligence or willful misconduct. The Trust shall, upon request by an Indemnified Party, assume the defense of any claim made against such Indemnified Party in respect of which the Indemnified Party is or may be entitled to indemnification hereunder and shall satisfy any judgment thereon from the Trust Property to the extent such judgment is an indemnified Loss hereunder.
          (b) In the event an Indemnified Party shall be held to be personally liable for any obligation of the Trust solely by reason of the fact that the Grantor is or was at any time a beneficial owner of an Ownership Interest, such Indemnified Party shall be entitled to be indemnified and held harmless out of the Trust Property against all Losses arising from such liability. The Trust shall, upon request by an Indemnified Party, assume the defense of any claim made against such Indemnified Party for any act or obligation of the Trust and shall satisfy any judgment thereon from the Trust Property.
          (c) The Trust shall pay expenses incurred in defending any claim made against such Indemnified Party (including reasonable legal fees and expenses) in advance of the final disposition of such claim upon receipt by the Trust of an undertaking, in form satisfactory to the legal counsel of the Trust, to repay such amount if it shall be determined that such Indemnified Party is not entitled to be indemnified.
     12. REORGANIZATION; MERGER
          (a) Reorganization. Subject to the limitations that the Grantor is subject to under the Combined Partnership Agreement, the Grantor shall have the power, without the consent of any trustee or Holder, to (i) cause the Trust to convert into or cause the organization of a corporation, limited liability company, partnership, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust in exchange for Securities thereof or beneficial interests therein; (ii) merge or consolidate the Trust into, or sell, convey and transfer the Trust Property to, any such corporation, limited liability company, partnership, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust; and (iii) in the case of (i) or (ii), as applicable, thereupon terminate the Trust (in the case of a transfer of the Trust Property) and deliver such Securities or beneficial interest ratably among the Holders according to the respective rights of such Holders.
          (b) Merger, Consolidation or Sale of Trust Property. Subject to the limitations that the Grantor is subject to under the Combined Partnership Agreement, the Grantor shall have the power, without the consent of any trustee or Holder, to (i) merge the Trust into another entity, (ii) merge another entity into the Trust, (iii) consolidate the Trust with one or more other entities into a new entity, or (iv) sell or otherwise dispose of all or substantially all of the Trust Property. As provided in Section 3815(f) of the Trust Act (or any successor provision thereto), an agreement of merger or consolidation may (x) effect any amendment to this Agreement, or (y) effect the adoption of a new governing instrument of the Trust if it is the surviving or resulting statutory trust in a merger or consolidation
     13. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
          (a) “Affiliate” means, when used with respect to any Person, any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such Person. As used in the definition of

          “Affiliate,” the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          (b) “Agreement” shall have the meaning set forth in the preamble to this Agreement.
          (c) “Assets” means “Assets” as defined in the Transfer Agreement.
          (d) “Code” means the Internal Revenue Code of 1986, as amended.
          (e) “Combined Partnership” shall have the meaning set forth in the recitals to this Agreement; provided that prior to the Merger, the Combined Partnership shall mean the Grantor.
          (f) “Combined Partnership Agreement” means the Limited Partnership Agreement of the Combined Partnership, dated as of June 23, 1998, as amended from time to time; provided that prior to the Merger, the Combined Partnership Agreement shall mean the Amended and Restated General Partnership Agreement of the Grantor, dated as of August 31, 1998, as amended from time to time.
          (g) “Delaware Trustee” shall have the meaning set forth in the recitals to the Agreement, and any successor Delaware Trustee hereunder.
          (h) “Final Determination” means any of the following: (i) a decision, judgment, decree or other order of a court of original jurisdiction which has become final (i.e., the time for filing an appeal shall have expired), (ii) a closing agreement made under Section 7121 of the Code, or any other settlement agreement entered into in connection with an administrative or judicial proceeding, provided, however, that any refund claim shall be deemed approved without regard to any required approval of the Joint Committee on Taxation, (iii) the expiration of the time for instituting a claim for refund, or if a claim was filed, the expiration of the time for instituting suit with respect thereto, or (iv) in any case where judicial review shall be unavailable, a decision, judgment, decree or other order of an administrative official or agency which has become final.
          (i) “Grantor” shall have the meaning set forth in the preamble to this Agreement.
          (j) “Holder” means a registered owner of a Trust Certificate according to the records of the Registrar.
          (k) “KCCP Assets” means “KCCP Assets” as defined in the Transfer Agreement.
          (l) “KCCP Liabilities” means “KCCP Liabilities” as defined in the Transfer Agreement.
          (m) “Malfeasance” means bad faith, gross negligence or willful misconduct.
          (n) “Management Agreement” shall have the meaning set forth in Section 2(g).
          (o) “Merger” shall have the meaning set forth in the recitals to this Agreement.
          (p) “Ownership Interest” shall have the meaning set forth in Section 3(a).

          (q) “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or a government or any department or agency thereof.
          (r) “Registrar” shall have the meaning set forth in Section 3(e)(i).
          (s) “Securities” means any Ownership Interests, stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
          (t) “Transaction Agreement” shall have the meaning set forth in the recitals to this Agreement.
          (u) “Transfer Agreement” shall have the meaning set forth in the recitals to this Agreement.
          (v) “Trust” shall have the meaning set forth in the recitals to this Agreement.
          (w) “Trust Act” shall have the meaning set forth in the recitals to this Agreement.
          (x) “Trust Certificate” shall have the meaning set forth in Section 3(a).

          (y) “Trust Property” means the Trust’s Assets and all other property, real, personal or otherwise, tangible or intangible, that is transferred or conveyed to the Trust, or that is otherwise owned or acquired by the Trust.
     14. MISCELLANEOUS.
          (a) Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered in person or by the United States mail or private express mail or sent by facsimile as follows:
          If to the Grantor:
75 Rockefeller Plaza,
New York, NY 10019
Facsimile: (212) 258-3172
Attention: General Counsel
with a copy to:
290 Harbor Drive
Stamford, CT 06902
Facsimile: (203) 328-0690
Attention: General Counsel
and a copy to:
c/o Comcast Corporation
1500 Market Street
Philadelphia, PA 19102
Facsimile: (215) 981-7794
Attention: General Counsel
          If to the Delaware Trustee:
Wilmington Trust Company
1100 North Market Street, Wilmington, Delaware 19890
Facsimile: (302) 636-4144
Attention: Corporate Trust Administration

     Any party may, by notice to the other parties, change the address to which such notices are to be given.
          (b) Modification. This Agreement shall not be modified except by an instrument in writing executed by Grantor; provided, that the rights, duties, responsibilities and compensation of the Delaware Trustee shall not be changed without the prior written consent of the Delaware Trustee.
          (c) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by the Delaware Trustee. The Grantor shall be entitled to assign its rights hereunder to any person to whom it transfers its entire Ownership Interest.
          (d) Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining part of said provision or the remaining provisions of this Agreement.
          (e) Headings. The headings in this Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.
          (f) Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (not including the choice of law rules thereof).

          (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
          (h) Survival. The provisions of Sections 5(c), 5(d), 5(e), 9 and 11 shall remain in effect, and shall survive, any termination of this Agreement or the Trust.
          (i) No Waiver. The failure of the Grantor or the Delaware Trustee to exercise or enforce any right or provision of this Agreement shall not constitute a waiver of such right or provision.
          (j) Entire Agreement. This Agreement, together with the Certificate of Trust and the Management Agreement, is the complete and exclusive agreement between the parties with respect to the creation, operation and termination of the Trust, superseding and replacing any and all prior agreements, communications and understandings, written or oral, regarding the Trust.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on their behalf as of the date and year first hereinabove set forth.

KANSAS CITY CABLE PARTNERS
By:	Time Warner Entertainment Company,
L.P., General Manager

By:	/s/ David E. O’Hayre
	Name:	David E. O’Hayre
	Title:	Executive Vice President, Investments, Cable Group

WILMINGTON TRUST COMPANY
By:	/s/ Janel R. Havrilla
	Name:	Janel R. Havrilla
	Title:	Financial Services Officer

Exhibit A
     This Certificate of Trust of KCCP Trust (the “Trust"), dated December ___, 2003, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act").
     1. Name. The name of the statutory trust formed hereby is KCCP Trust.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.
     3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware trustee

By:
Name:
Title:

Exhibit B
[Second Amended and Restated Management Agreement]

Exhibit C
THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION OR UNDER THE SECURITIES LAWS OR “BLUE SKY” LAWS OF ANY STATE. THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
THIS TRUST CERTIFICATE IS NOT PERMITTED TO BE ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT AND DECLARATION OF TRUST REFERRED TO HEREIN.
KCCP TRUST
TRUST CERTIFICATE
Certificate No. __
Ownership Interest: _______%
Issue Date: ___________
     The UNDERSIGNED, acting in its capacity as the Registrar of KCCP Trust, a Delaware statutory trust (the “Trust”), hereby certifies that [ ] is the owner of the Ownership Interest in the Trust set forth above. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Trust’s Agreement and Declaration of Trust, dated as of December 18, 2003 (as amended, modified or supplemented from time to time, the “Trust Agreement”), and each Holder by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Holder hereof. The Registrar may treat the person shown on the certificate register maintained by the Registrar pursuant to Section 3(e) of the Trust Agreement as the absolute Holder hereof for all purposes.
     Capitalized terms used herein without definition have the meanings ascribed to them in the Trust Agreement.
     Transfer of this Trust Certificate is subject to certain restrictions and limitations set forth in the Trust Agreement. In the manner more fully set forth in, and as limited by, the Trust Agreement, this Trust Certificate may only be transferred upon the books of the Registrar by the registered Holder upon surrender of this Trust Certificate to the Registrar accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder.
     In addition, any transferee of this Trust Certificate shall execute and deliver to the Registrar a letter, in form and substance satisfactory to the Registrar, agreeing to be bound by the terms of the Trust Agreement. The Registrar may request a written opinion of counsel in form and substance satisfactory to the Registrar to the effect that the proposed transfer of this Trust Certificate may be effected without registration under any state or Federal securities laws.
     The Holder hereof, by its acceptance of this Trust Certificate, warrants, represents and covenants to the Registrar and to the Holders of the other Trust Certificates issued under the Trust Agreement, if any, that it will not, and agrees not to, transfer this Trust Certificate except in accordance with the Trust Agreement, including, without limitation, the restrictions on transferability set forth in Section 3.3(e) of the Trust Agreement.
     This Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding choice of law rules thereof).
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     IN WITNESS WHEREOF, the Registrar, pursuant to the Trust Agreement, has caused this Trust Certificate to be issued as of the date set forth above.

KANSAS CITY CABLE PARTNERS, in its capacity as Registrar of KCCP Trust

By:	Time	Warner Entertainment Company,
L.P., General Manager

By:

Name: David E. O’Hayre
Title: Executive Vice President,
Investments, Cable Group